eHealth, Inc. Announces First Quarter 2021 Results

SANTA CLARA, California — April 29, 2021 — eHealth, Inc. (Nasdaq: EHTH), a leading private online health insurance marketplace, today announced its financial results for the first quarter ended March 31, 2021.

$134.2M		$17.3M	$(0.8)M	$42.8M
REVENUE		ADJUSTED EBITDA(1)(2)	GAAP NET LOSS	NET CASH PROVIDED BY OPERATING ACTIVITIES

(12)%	YoY	+65%	YoY	35%
ACQUISITION COSTS PER APPROVED MEDICARE MEMBER		MEDICARE ADVANTAGE APPROVED MEMBERS		MAJOR MEDICAL MEDICARE APPLICATION ONLINE SUBMISSION(3)

First Quarter 2021 Overview
•Revenue for the first quarter of 2021 was $134.2 million, a 26% increase compared to $106.4 million for the first quarter of 2020.
•GAAP net loss for the first quarter of 2021 was $0.8 million compared to GAAP net income of $3.5 million for the first quarter of 2020.
•Adjusted EBITDA(1)(2) was $17.3 million for the first quarter of 2021 compared to $12.6 million for the first quarter of 2020.
•First quarter 2021 approved members for Medicare Advantage products of 106,884, a 65% increase compared to 64,898 for the first quarter of 2020.
•Agent cost per member for the first quarter of 2021 decreased 24% compared to the first quarter of 2020, resulting in a 12% reduction in marketing and customer care & enrollment costs per approved Medicare member compared to the first quarter of 2020.
•Increased online application submissions with 35% of major medical Medicare applications submitted online in the first quarter of 2021 compared to 24% in the first quarter of 2020.(3)
•Customer Center accounts topped 130,000 since it was launched in October of 2020.

CEO Comments
We had a strong start to 2021 with first quarter Medicare enrollment growth significantly exceeding our expectations. Improved agent productivity allowed us to generate this enrollment growth while at the same time reducing total acquisition costs per approved Medicare member by 12% with agent cost per member declining 24% compared to the first quarter of 2020. First quarter performance benefited from a number of operational and technology enhancements that we introduced over the past several months. Importantly, we have successfully resolved the call center-related issues that negatively impacted our enrollment volumes in the fourth quarter of 2020, and will continue building on this momentum as we scale our agent headcount and prepare for the annual enrollment period. With these operational enhancements in place, eHealth is well-positioned to deliver on our goals for 2021.

_____________

(1)See Non-GAAP Financial Information section for definitions of our non-GAAP financial measures.
(2)Effective with the first quarter of 2021, we modified our calculation of adjusted EBITDA to exclude the amortization of capitalized software development costs. The amortization of capitalized software development costs was $2.8 million and $1.5 million for the first quarter of 2021 and 2020, respectively. The modified calculation is intended to more closely align with how our peer companies calculate this non-GAAP financial measure. See Revised Adjusted EBITDA Reconciliation for additional information.
(3)Major Medicare plans include Medicare Advantage and Medicare Supplement plans; Online submission % represents a combination of unassisted and partially agent-assisted online enrollments.

GAAP — First Quarter of 2021 Results

(In thousands, except for per share amounts)	Q1 2021	Q1 2020	% Change
Total Revenue	$134,214	$106,408	26%
Total Commission Revenue	127,052	99,669	27%
Segment Revenue
Medicare	121,021	96,151	26%
Individual, Family and Small Business	13,193	10,257	29%
Segment Profit (1)
Medicare	24,545	23,136	6%
Individual, Family and Small Business	8,052	2,928	175%
Income (loss) from operations	(642)	1,031	(162)%
Net income (loss)	(800)	3,452	(123)%
Diluted net income (loss) per share	(0.03)	0.13	(123)%
Net cash provided by operating activities	42,809	8,907	381%

Total commission revenue for the first quarter of 2021 increased 27%, compared to the same period in 2020 due to a 27% increase in commission revenue from the Medicare segment and a 29% increase in commission revenue from the Individual, Family and Small Business segment. The increase in commission revenue from the Medicare segment was driven by a 45% increase in Medicare plan approved members, primarily attributable to a 65% growth in Medicare Advantage plan approved members compared to the same period in 2020. The increase in commission revenue from the Individual, Family and Small Business segment was primarily driven by a 21% increase in approved individual and family plan members, a 15% increase in approved dental plan members and a 12% increase in vision plan members, each compared to the same period in 2020.

_____________

(1)During the first quarter of 2021, we modified the calculation of segment profit to exclude the amortization of capitalized software development cost. Amortization of capitalized software development costs were $2.8 million and $1.5 million for the first quarter of 2021 and 2020, respectively. See Revised Segment Profit Summary for additional information.

Non-GAAP(1) — First Quarter of 2021 Results

(In thousands, except for per share amounts)	Q1 2021	Q1 2020	% Change
Non-GAAP net income	$9,383	$10,317	(9)%
Non-GAAP diluted net income per share	0.36	0.39	(8)%
Adjusted EBITDA(2)	17,311	12,616	37%

Non-GAAP net income for the first quarter of 2021 was $9.4 million, or $0.36 non-GAAP net income per diluted share, compared to non-GAAP net income of $10.3 million, or $0.39 non-GAAP net income per diluted share, for the first quarter of 2020.

Non-GAAP net income and non-GAAP net income per diluted share for the first quarter of 2021 are calculated by excluding $11.4 million of stock-based compensation expense, $2.4 million restructuring charges, $0.2 million of amortization of intangible assets, and $3.8 million of the income tax effect of these non-GAAP adjustments from GAAP net loss and GAAP net loss per diluted share.

Non-GAAP net income and non-GAAP net income per diluted share for the first quarter of 2020 are calculated by excluding $8.7 million of stock-based compensation expense, $0.5 million of amortization of intangible assets and $2.4 million of the income tax effect of these non-GAAP adjustments from GAAP net income and GAAP net income per diluted share.

_____________

(1)See Non-GAAP Financial Information for definitions of our non-GAAP financial measures.
(2)Effective with the first quarter of 2021, we modified our calculation of adjusted EBITDA to exclude the amortization of capitalized software development costs. The amortization of capitalized software development costs was $2.8 million and $1.5 million for the first quarter of 2021 and 2020, respectively. The modified calculation is intended to more closely align with how our peer companies calculate this non-GAAP financial measure. See Revised Adjusted EBITDA Reconciliation for additional information.

Selected Metrics Highlights

	Q1 2021	Q1 2020	% Change
Approved Members
Medicare	122,677	84,702	45%
Individual and Family	11,314	9,365	21%
New Paying Members
Medicare	180,132	161,564	11%
Individual and Family	17,607	15,510	14%
Estimated Membership	1,263,507	1,136,954	11%
Online Submission % – Medicare(1)	35.2%	24.4%	44%

Medicare approved members increased 45% in the first quarter of 2021 compared to the first quarter of 2020, primarily driven by a 65% increase in Medicare Advantage approved members, partially offset by a 28% decline in Medicare Supplement approved members and 11% decline in Medicare Part D Prescription Drug Plan approved members. Approved members for individual and family plan products increased 21% in the first quarter of 2021 compared to the first quarter of 2020, primarily driven by a 26% increase in qualified health plans and a 16% increase in non-qualified plans.

Medicare new paying members increased 11% in the first quarter of 2021 compared to the first quarter of 2020, primarily driven by a 63% increase in Medicare Advantage new paying members.

Estimated membership increased 11% in the first quarter of 2021 compared to the first quarter of 2020, primarily driven by a 20% increase in Medicare estimated membership.

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(1)Major Medicare plans include Medicare Advantage and Medicare Supplement plans; Online submission % represents a combination of unassisted and partially agent-assisted online enrollments.

2021 Guidance
Based on information available as of April 29, 2021, we are reaffirming our guidance for the full year ending December 31, 2021 previously provided on February 18, 2021 other than increasing our adjusted EBITDA and segment profit guidance ranges to reflect the change in our methodology for calculating these financial metrics, as described below. Our guidance excludes the potential impact from the pending $225 million strategic investment from H.I.G. Capital announced on January 29, 2021, which is subject to certain closing conditions. These expectations are forward-looking statements and we assume no obligation to update these statements. Actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in eHealth’s annual and quarterly reports filed with the Securities and Exchange Commission.

The following guidance is for the full year ending December 31, 2021:

•Total revenue is expected to be in the range of $660.0 million to $700.0 million. Revenue from the Medicare segment is expected to be in the range of $621.0 million to $659.0 million. Revenue from the Individual, Family and Small Business segment is expected to be in the range of $39.0 million to $41.0 million.
•GAAP net income is expected to be in the range of $42.0 million to $57.0 million.
•Adjusted EBITDA(1)(2) is expected to be in the range of $110.0 million to $125.0 million, compared to our previous guidance of $100.0 million to $115.0 million. The increase is due to the change in the calculation of adjusted EBITDA to exclude amortization of capitalized software development costs.
•Medicare segment profit(2)(3) is expected to be in the range of $147.0 million to $164.0 million, compared to our previous guidance of $138.0 million to $155.0 million and Individual, Family and Small Business segment profit is expected to be in the range of $19.0 million to $20.0 million, compared to our previous guidance of $18.0 million to $19.0 million. These increases are due to the change in the calculation of segment profit to exclude amortization of capitalized software development costs.
•Corporate(4) shared service expenses, excluding stock-based compensation and depreciation and amortization expense, is expected to be in the range of $56.0 million to $59.0 million.
•Cash used in operations is expected to be in the range of $85.0 million to $95.0 million, and cash used for capital expenditures is expected to be in the range of $24.0 million to $27.0 million.
•GAAP net income per diluted share is expected to be in the range of $1.53 to $2.08 per share.
•Non-GAAP net income per diluted share(1) is expected to be in the range of $2.77 to $3.26 per share.
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(1)	See Non-GAAP Financial Information for definitions of our non-GAAP financial measures.
(2)	During the first quarter of 2021, we revised the calculation of segment profit and adjusted EBITDA by excluding amortization of capitalized software development costs to enhance comparability of our financial metrics with peer companies. See the Revised Segment Profit Summary and Revised Adjusted EBITDA Reconciliation for additional information. Amortization of capitalized software development costs excluded from adjusted EBITDA is $10.0 million, which is comprised of $9.0 million and $1.0 million for the Medicare segment and the Individual, Family and Small Business segment, respectively.
(3)
Segment profit is calculated as revenue for the applicable segment less marketing and advertising, customer care and enrollment, technology and content and general and administrative operating expenses, excluding stock-based compensation expense, depreciation and amortization, restructuring charges, and amortization of intangible assets, that are directly attributable to the applicable segment and other indirect marketing and advertising, customer care and enrollment and technology and content operating expenses, excluding stock-based compensation expense, depreciation and amortization, restructuring charges, and amortization of intangible assets, allocated to the applicable segment based on usage.

(4)
Corporate consists of other indirect general and administrative operating expenses, excluding stock-based compensation and depreciation and amortization expense, which are managed in a corporate shared services environment and, since they are not the responsibility of segment operating management, are not allocated to the reportable segments.

Webcast and Conference Call Information
A Webcast and conference call will be held today, Thursday, April 29, 2021 at 5:00 p.m. Eastern / 2:00 p.m. Pacific Time. The live Webcast and supporting presentation slides will be available on the Investor Relations section of eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing (877) 930-8066 for domestic callers and (253) 336-8042 for international callers. The participant passcode is 8244286. A telephone replay will be available two hours following the conclusion of the call for a period of seven days and can be accessed by dialing (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. The call ID for the replay is 8244286. The live and archived webcast of the call will also be available on eHealth's website at http://www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.
eHealth, Inc. (Nasdaq: EHTH) operates a leading online health insurance marketplace at eHealth.com and eHealthMedicare.com with technology that provides consumers with health insurance enrollment solutions. Since 1997, we have connected more than 8 million members with quality, affordable health insurance, Medicare options, and ancillary plans. Our proprietary marketplace offers Medicare Advantage, Medicare Supplement, Medicare Part D prescription drug, individual, family, small business and other plans from over 200 health insurance carriers across fifty states and the District of Columbia.

Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our ability to scale our agent headcount, expectations regarding the annual enrollment period and our ability to deliver on our goals, our estimates regarding total membership, Medicare membership, Individual and Family plan membership and ancillary and small business membership, our estimates regarding constrained lifetime values of commissions per approved member by product category, our estimates regarding costs per approved member, and our guidance for the full year ending December 31, 2021, including our guidance for total revenue and revenue from our Medicare segment and our Individual, Family and Small Business segment, GAAP net income, Adjusted EBITDA, profit from our Medicare segment and our Individual, Family and Small Business segment, Corporate shared service expense, cash used in operations and cash used for capital expenditures, and GAAP net income per diluted share and non-GAAP net income per diluted share.

These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made. In particular, we are required by the Accounting Standards Codification 606 — Revenue from Contracts with Customers to make numerous assumptions that are based on historical trends and our management’s judgment. These assumptions may change over time and have a material impact on our revenue recognition, guidance, and results of operations. Please review the assumptions stated in this press release carefully.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to retain existing members and enroll new members during the annual healthcare open enrollment period, the Medicare annual enrollment period and a COVID-19 related or other special enrollment period; changes in laws, regulations and guidelines, including in connection with healthcare reform or with respect to the marketing and sale of Medicare plans; competition, including competition from government-run health insurance exchanges and other sources; the seasonality of our business and the fluctuation of our operating results; our ability to accurately estimate membership, lifetime value of commissions and commissions receivable; changes in product offerings among carriers on our ecommerce platform and the resulting impact on our commission revenue; our ability to execute on our growth strategy in the Medicare market; the continued impact of the COVID-19 pandemic on our operations, business, financial condition and growth prospects, as well as on the general economy; changes in our management and key employees; exposure to security risks and our ability to safeguard the security and privacy of confidential data; our relationships with health insurance carriers; customer concentration and consolidation of the health insurance industry; our success in marketing and selling health insurance plans and our unit cost of acquisition; our ability to hire, train, retain and ensure the productivity of licensed health insurance agents and other employees; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; changes in the market for private health insurance; consumer satisfaction with our service; changes in member conversion rates; changes in commission rates; our ability to sell qualified health insurance plans to subsidy-eligible individuals and to enroll subsidy-eligible individuals through government-run health insurance exchanges; our ability to maintain and enhance our brand identity; our ability to derive desired benefits from investments in our business, including membership growth and retention initiatives; reliance on marketing partners; the impact of our direct-to-consumer email, telephone and television marketing efforts; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; dependence on our operations in China; the restrictions in our debt obligations; the restrictions in our agreement with H.I.G. Capital; compliance with insurance and other laws and regulations; the outcome of litigation in which we are involved; and the performance, reliability and availability of our information technology systems, ecommerce platform and underlying network infrastructure. Other factors that could cause operating, financial and other results to differ are described in our most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of our website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov.

All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Information

This press release includes financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with non-GAAP financial measures, including non-GAAP net income; non-GAAP net income per diluted share; and adjusted EBITDA.

•Non-GAAP net income consists of GAAP net income (loss) excluding the following items:
▪the effects of expensing stock-based compensation related to stock options and restricted stock units,
▪restructuring and reorganization charges,
▪purchase price adjustments,
▪amortization of intangible assets,
▪other non-recurring charges (as noted below), and
▪the income tax impact of non-GAAP adjustments.

•Non-GAAP net income per diluted share consists of GAAP net income (loss) per diluted share excluding the following items:
▪the effects of expensing stock-based compensation related to stock options and restricted stock units per diluted share,
▪restructuring and reorganization charges per diluted share,
▪purchase price adjustments per diluted share,
▪amortization of intangible assets per diluted share,
▪other non-recurring charges (as noted below) per diluted share, and
▪the income tax impact of non-GAAP adjustments per diluted share.

•Adjusted EBITDA(1) is calculated by excluding the impacts of interest income and expense, income tax expense (benefit), depreciation and amortization, stock-based compensation expense, restructuring and reorganization charges, purchase price adjustments, amortization of intangible assets, other income (expenses), net, convertible preferred stock dividends and other non-recurring charges to GAAP net income. Other non-recurring charges to GAAP net income may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, and the cumulative effect of a change in accounting principles.
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(1)Effective with the first quarter of 2021, we modified our calculation of adjusted EBITDA to exclude the amortization of capitalized software development costs. The modified calculation is intended to more closely align with how our peer companies calculate this non-GAAP financial measure. See Revised Adjusted EBITDA Reconciliation for additional information.

eHealth believes that the presentation of these non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to eHealth’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with eHealth’s past financial reports. Management also believes that the items described above provide an additional measure of eHealth’s operating results and facilitates comparisons of eHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate eHealth’s ongoing operations. eHealth believes that these non-GAAP financial measures are useful to investors in their assessment of eHealth’s operating performance.

Non-GAAP net income, non-GAAP net income per diluted share, and Adjusted EBITDA are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of eHealth’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. eHealth expects to continue to incur the stock-based compensation costs, amortization of intangible assets, and depreciation and amortization described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. eHealth compensates for these limitations by prominently disclosing GAAP net income (loss) and GAAP net income (loss) per diluted share and providing investors with reconciliations from eHealth’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

Investor Relations Contact

Kate Sidorovich, CFA
Vice President, Investor Relations
2625 Augustine Drive, Second Floor
Santa Clara, CA, 95054
650-210-3111
kate.sidorovich@ehealth.com
http://ir.ehealthinsurance.com

(Tables to Follow)

EHEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2021	December 31, 2020
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$92,250	$43,759
Short-term marketable securities	33,922	49,620
Accounts receivable	1,847	1,799
Contract assets – commissions receivable – current	180,276	219,153
Prepaid expenses and other current assets	12,325	16,661
Total current assets	320,620	330,992
Contract assets – commissions receivable – non-current	561,571	573,252
Property and equipment, net	14,869	14,609
Operating lease right-of-use assets	41,284	42,558
Restricted cash	3,354	3,354
Intangible assets, net	8,393	8,569
Goodwill	40,233	40,233
Other assets	27,471	26,455
Total assets	$1,017,795	$1,040,022
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,944	$36,921
Accrued compensation and benefits	24,630	20,542
Accrued marketing expenses	11,076	17,788
Lease liabilities – current	5,316	5,192
Deferred revenue	877	308
Other current liabilities	4,270	3,657
Total current liabilities	57,113	84,408
Deferred income taxes – non-current	71,748	72,317
Lease liabilities – non-current	39,984	41,369
Other non-current liabilities	5,025	4,370
Stockholders’ equity:
Common stock	38	38
Additional paid-in capital	728,213	721,013
Treasury stock, at cost	(199,998)	(199,998)
Retained earnings	315,355	316,155
Accumulated other comprehensive income	317	350
Total stockholders’ equity	$843,925	$837,558
Total liabilities and stockholders’ equity	$1,017,795	$1,040,022

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue:
Commission	$127,052	$99,669
Other	7,162	6,739
Total revenue	134,214	106,408
Operating costs and expenses:
Cost of revenue	996	1,138
Marketing and advertising	50,874	37,764
Customer care and enrollment	34,162	30,535
Technology and content	23,163	15,740
General and administrative	23,054	19,653
Amortization of intangible assets	176	547
Restructuring charges	2,431	—
Total operating costs and expenses	134,856	105,377
Income (loss) from operations	(642)	1,031
Other income, net	150	373
Income (loss) before provision for (benefit from) income taxes	(492)	1,404
Provision for (benefit from) income taxes	308	(2,048)
Net income (loss)	$(800)	$3,452

Net income (loss) per share:
Basic	$(0.03)	$0.14
Diluted	$(0.03)	$0.13
Weighted-average number of shares used in per share:
Basic	26,620	24,719
Diluted	26,620	26,179
_____________ (1) Includes stock-based compensation as follows:
Marketing and advertising	$2,485	$1,730
Customer care and enrollment	469	662
Technology and content	2,743	1,617
General and administrative	5,705	4,705
Total stock-based compensation expense	$11,402	$8,714

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended March 31,
	2021	2020
Operating activities:
Net income (loss)	$(800)	$3,452
Adjustments to reconcile net income to net cash provided in operating activities:
Depreciation and amortization	1,138	823
Amortization of internally developed software	2,806	1,501
Amortization of intangible assets	176	547
Stock-based compensation expense	11,402	8,714
Deferred income taxes	(570)	(2,141)
Other non-cash items	420	223
Changes in operating assets and liabilities:
Accounts receivable	(48)	1,664
Contract assets – commissions receivable	50,635	26,873
Prepaid expenses and other assets	4,225	(159)
Accounts payable	(25,826)	(16,279)
Accrued compensation and benefits	4,088	(11,104)
Accrued marketing expenses	(6,712)	(7,329)
Deferred revenue	570	113
Accrued expenses and other liabilities	1,305	2,009
Net cash provided by operating activities	42,809	8,907
Investing activities:
Capitalized internal-use software and website development costs	(3,242)	(3,564)
Purchases of property and equipment and other assets	(1,899)	(2,508)
Purchases of marketable securities	(7,771)	(58,064)
Proceeds from redemption and maturities of marketable securities	23,409	—
Net cash provided by (used in) investing activities	10,497	(64,136)
Financing activities:
Proceeds from issuance of common stock, net of issuance costs	—	228,024
Net proceeds from exercise of common stock options	285	1,091
Repurchase of shares to satisfy employee tax withholding obligations	(5,037)	(4,375)
Acquisition-related contingent payments	—	(8,751)
Principal payments in connection with leases	(38)	(58)
Net cash provided by (used in) financing activities	(4,790)	215,931
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(25)	(2)
Net increase in cash, cash equivalents and restricted cash	48,491	160,700
Cash, cash equivalents and restricted cash at beginning of period	47,113	26,820
Cash, cash equivalents and restricted cash at end of period	$95,604	$187,520

EHEALTH, INC.
SEGMENT INFORMATION
(In thousands, unaudited)

	Three Months Ended March 31,		% Change
	2021	2020
Revenue
Medicare (1)	$121,021	$96,151	26%
Individual, Family and Small Business (2)	13,193	10,257	29%
Total revenue	$134,214	$106,408	26%
Segment profit
Medicare segment profit (3)(4)	$24,545	$23,136	6%
Individual, Family and Small Business segment profit (3)(4)	8,052	2,928	175%
Total segment profit	32,597	26,064	25%
Corporate (5)	(15,286)	(13,448)	14%
Stock-based compensation expense	(11,402)	(8,714)	31%
Depreciation and amortization (4)	(3,944)	(2,324)	70%
Amortization of intangible assets	(176)	(547)	(68)%
Restructuring charges	(2,431)	—	*
Other income, net	150	373	(60)%
Income (loss) before provision for (benefit from) income taxes	$(492)	$1,404	(135)%
__________

* Percentage not meaningful.

Segment Information

We evaluate our business performance and manage our operations as two distinct reporting segments:
•Medicare; and
•Individual, Family and Small Business.

(1)
The Medicare segment consists primarily of amounts earned from our sale of Medicare-related health insurance plans, including Medicare Advantage, Medicare Supplement and Medicare Part D prescription drug plans, and to a lesser extent, ancillary products sold to our Medicare-eligible customers, including but not limited to, dental and vision plans, as well as our advertising program that allows Medicare-related carriers to purchase advertising on a separate website developed, hosted and maintained by us and our delivery and sale to third parties of Medicare-related health insurance leads generated by our ecommerce platforms and our marketing activities.

(2)
The Individual, Family and Small Business segment consists primarily of amounts earned from our sale of individual, family and small business health insurance plans and ancillary products sold to our non-Medicare-eligible customers, including but not limited to, dental, vision, and short-term insurance. To a lesser extent, the Individual, Family and Small Business segment consists of amounts earned from our online sponsorship program that allows carriers to purchase advertising space in specific markets in a sponsorship area on our website, our licensing to third parties the use of our health insurance ecommerce technology, and our delivery and sale to third parties of individual and family health insurance leads generated by our ecommerce platforms and our marketing activities.

(3)	Segment profit is calculated as revenue for the applicable segment less marketing and advertising, customer care and enrollment, technology and content and general and administrative operating expenses, excluding stock-based compensation expense, depreciation and amortization, restructuring charges, and amortization of intangible assets, that are directly attributable to the applicable segment and other indirect marketing and advertising, customer care and enrollment and technology and content operating expenses, excluding stock-based compensation expense, depreciation and amortization, restructuring charges, and amortization of intangible assets, allocated to the applicable segment based on usage.
(4)
During the first quarter of 2021, we revised the calculation of segment profit by excluding amortization of capitalized software development costs to enhance comparability of our financial metrics with peer companies. The amortization of capitalized software development costs were $2.8 million and $1.5 million for the first quarter of 2021 and 2020, respectively. See Revised Segment Profit Summary for additional information.

(5)
Corporate consists of other indirect general and administrative operating expenses, excluding stock-based compensation expense, depreciation and amortization, which are managed in a corporate shared services environment and, because they are not the responsibility of segment operating management, are not allocated to the reportable segments.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
COMMISSION REVENUE BY PRODUCT
(In thousands, unaudited)

	Three Months Ended March 31,		% Change
	2021	2020
Medicare:
Medicare Advantage	$103,525	$68,347	51%
Medicare Supplement	8,222	15,170	(46)%
Medicare Part D	1,736	5,661	(69)%
Total Medicare	113,483	89,178	27%
Individual and Family: (1)
Non-Qualified Health Plans	3,367	1,446	133%
Qualified Health Plans	2,100	1,210	74%
Total Individual and Family	5,467	2,656	106%
Ancillaries:
Short-term	1,756	2,216	(21)%
Dental	1,728	743	133%
Vision	205	243	(16)%
Other	35	1,049	(97)%
Total Ancillaries	3,724	4,251	(12)%
Small Business	3,223	2,971	8%
Commission Bonus	1,155	613	88%
Total Commission Revenue	$127,052	$99,669	27%
_______

(1)
We define our individual and family plan offerings as major medical individual and family health insurance plans, which does not include Medicare-related, small business or ancillary plans. Individual and family health insurance plans include both qualified and non-qualified plans. Qualified health plans are individual and family health insurance plans that meet the requirements of the Affordable Care Act and are offered through the government-run health insurance exchange in the relevant jurisdiction. Non-qualified health plans are individual and family health insurance plans that meet the requirements of the Affordable Care Act and are not offered through the exchange in the relevant jurisdiction. Individuals that purchase non-qualified health plans cannot receive a subsidy in connection with the purchase of those plans.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
COMMISSION REVENUE SUMMARY
(In thousands, unaudited)

	Three Months Ended March 31,
	2021	2020
Medicare:
Commission Revenue from Members Approved During the Period (1)	$114,678	$81,125
Net Commission Revenue from Members Approved in Prior Periods (2)	14	8,979
Total Medicare Segment Commission Revenue	114,692	90,104
Individual, Family and Small Business:
Commission Revenue from Members Approved During the Period (1)	6,395	5,796
Commission Revenue from Renewals of Small Business Members During the Period (3)	2,687	2,396
Net Commission Revenue from Members Approved in Prior Periods (2)(3)	3,278	1,373
Total Individual, Family and Small Business Segment Commission Revenue	12,360	9,565
Total Commission Revenue	$127,052	$99,669
________

(1)	These amounts include commission bonus revenue.
(2)
These amounts reflect our revised estimates of cash collections for certain members approved prior to the relevant reporting period that are recognized as net adjustment revenue within the relevant reporting period. The net adjustment revenue includes both increases in revenue for certain prior period cohorts as well as reductions in revenue for certain prior period cohorts.

(3)	Commission revenue from renewals of small business members during the period was previously included in net commission revenue from members approved in prior periods. However, starting in the first quarter of 2021, we enhanced our reporting by separately disclosing commission revenue from renewals of small business members during the period in a separate line item. During 2020, the commission revenue from renewals of small business members were $1.5 million, $1.1 million, and $1.7 million for the second, third, and fourth quarter, respectively.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
APPROVED MEMBERS
(Unaudited)

	Three Months Ended March 31,		% Change
	2021	2020
Medicare:
Medicare Advantage	106,884	64,898	65%
Medicare Supplement	7,782	10,838	(28)%
Medicare Part D	8,011	8,966	(11)%
Total Medicare	122,677	84,702	45%
Individual and Family:
Non-Qualified Health Plans	5,609	4,820	16%
Qualified Health Plans	5,705	4,545	26%
Total Individual and Family	11,314	9,365	21%
Ancillaries:
Short-term	7,876	12,138	(35)%
Dental	11,170	9,710	15%
Vision	5,062	4,501	12%
Other	2,403	4,325	(44)%
Total Ancillaries	26,511	30,674	(14)%
Small Business	2,948	3,603	(18)%
Total Approved Members	163,450	128,344	27%

Approved Members
Approved members consist of the number of individuals on submitted applications that were approved by the relevant insurance carrier for the identified product during the period presented. Approved members may not pay for their plan and become paying members.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
NEW PAYING MEMBERS
(Unaudited)

	Three Months Ended March 31,		% Change
	2021	2020
Medicare:
Medicare Advantage	140,997	86,299	63%
Medicare Supplement	9,996	11,560	(14)%
Medicare Part D	29,139	63,705	(54)%
Total Medicare	180,132	161,564	11%
Individual and Family:
Non-Qualified Health Plans	10,968	9,553	15%
Qualified Health Plans	6,639	5,957	11%
Total Individual and Family	17,607	15,510	14%
Ancillaries:
Short-term	11,243	12,260	(8)%
Dental	11,473	10,413	10%
Vision	6,126	5,571	10%
Other	2,749	4,313	(36)%
Total Ancillaries	31,591	32,557	(3)%
Small Business	4,125	5,156	(20)%
Total New Paying Members	233,455	214,787	9%

New Paying Members

New paying members consist of approved members from the period presented and any periods prior to the period presented from whom we have received an initial commission payment during the period presented.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
ESTIMATED MEMBERSHIP
(Unaudited)

	As of March 31,		% Change
	2021	2020
Medicare: (1)
Medicare Advantage (2)	538,716	404,262	33%
Medicare Supplement	104,727	97,527	7%
Medicare Part D	229,598	224,154	2%
Total Medicare	873,041	725,943	20%
Individual and Family (3)	103,844	113,483	(8)%
Ancillaries: (4)
Short-term	19,352	23,553	(18)%
Dental	118,070	123,260	(4)%
Vision	69,454	70,590	(2)%
Other	34,539	36,012	(4)%
Total Ancillaries	241,415	253,415	(5)%
Small Business (5)	45,207	44,113	2%
Total Estimated Membership	1,263,507	1,136,954	11%

_____________

(1)
To estimate the number of members on Medicare-related health insurance plans, we take the sum of (i) the number of members for whom we have received or applied a commission payment for a month that may be up to three months prior to the date of estimation (after reducing that number using historical experience for assumed member cancellations over the period being estimated); and (ii) the number of approved members over that period (after reducing that number using historical experience for an assumed number of members who do not accept their approved policy and for estimated member cancellations through the date of the estimate). To the extent we determine we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation.

(2)	As previously disclosed, we learned subsequent to reporting for the three months ended March 31, 2020 that Medicare Advantage membership as of March 31, 2020 was 384,513, a decrease of 19,749 or 4.9% relative to the previously reported estimated membership of 404,262, due to additional membership attrition during the quarter ended March 31, 2020 that was observed after the reporting period.
(3)	To estimate the number of members on Individual and Family health insurance plans ("IFP"), we take the sum of (i) the number of IFP members for whom we have received or applied a commission payment for a month that may be up to three months prior to the date of estimation (after reducing that number using historical experience for assumed member cancellations over the period being estimated); and (ii) the number of approved members over that period (after reducing that number using historical experience for an assumed number of members who do not accept their approved policy and for estimated member cancellations through the date of the estimate). To the extent we determine we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation.
(4)	To estimate the number of members on ancillary health insurance plans (such as short-term, dental and vision insurance), we take the sum of (i) the number of members for whom we have received or applied a commission payment for a month that may be up to three months prior to the date of estimation (after reducing that number using historical experience for assumed member cancellations over the period being estimated); and (ii) the number of approved members over that period (after reducing that number using historical experience for an assumed number of members who do not accept their approved policy and for estimated member cancellations through the date of the estimate). To the extent we determine we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation. The one to three-month period varies by insurance product and is largely dependent upon the timeliness of commission payment and related reporting from the related carriers.
(5)	To estimate the number of members on small business health insurance plans, we use the number of initial members at the time the group was approved, and we update this number for changes in membership if such changes are reported to us by the group or carrier. However, groups generally notify the carrier directly of policy cancellations and increases or decreases in group size without informing us. Health insurance carriers often do not communicate policy cancellation information or group size changes to us. We often are made aware of policy cancellations and group size changes at the time of annual renewal and update our membership statistics accordingly in the period they are reported.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
ESTIMATED MEMBERSHIP (Continued)
(Unaudited)

Estimated Membership
Estimated membership represents the estimated number of members active as of the date indicated based on the number of members for whom we have received or applied a commission payment during the month of estimation.
Health insurance carriers bill and collect insurance premiums paid by our members. The carriers do not report to us the number of members that we have as of a given date. The majority of our members who terminate their policies do so by discontinuing their premium payments to the carrier and do not inform us of the cancellation. Also, some of our members pay their premiums less frequently than monthly. Given the number of months required to observe non-payment of commissions in order to confirm cancellations, we estimate the number of members who are active on insurance policies as of a specified date.
After we have estimated membership for a period, we may receive information from health insurance carriers that would have impacted the estimate if we had received the information prior to the date of estimation. We may receive commission payments or other information that indicates that a member who was not included in our estimates for a prior period was in fact an active member at that time, or that a member who was included in our estimates was in fact not an active member of ours. For instance, we reconcile information carriers provide to us and may determine that we were not historically paid commissions owed to us, which would cause us to have underestimated membership. Conversely, carriers may require us to return commission payments paid in a prior period due to policy cancellations for members we previously estimated as being active. We do not update our estimated membership numbers reported in previous periods. Instead, we reflect updated information regarding our historical membership in the membership estimate for the current period. If we experience a significant variance in historical membership as compared to our initial estimates, we keep the prior period data consistent with previously reported amounts, while we may provide the updated information in other communications. As a result of the delay in our receipt of information from insurance carriers, actual trends in our membership are most discernible over periods longer than from one quarter to the next. As a result of the delay we experience in receiving information about our membership, it is difficult for us to determine with any certainty the impact of current conditions on our membership retention. Healthcare reform and its impacts as well as other factors could cause the assumptions and estimates that we make in connection with estimating our membership to be inaccurate, which would cause our membership estimates to be inaccurate.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
CONSTRAINED LIFETIME VALUE OF
COMMISSIONS PER APPROVED MEMBER
(Unaudited)

	Three Months Ended March 31,		% Change
	2021	2020
Medicare
Medicare Advantage (1)	$968	$1,006	(4)%
Medicare Supplement (1)	1,057	1,158	(9)%
Medicare Part D (1)	217	260	(17)%
Individual and Family
Non-Qualified Health Plans (1)	200	199	1%
Qualified Health Plans (1)	298	240	24%
Ancillaries
Short-term (1)	180	150	20%
Dental (1)	91	67	36%
Vision (1)	59	52	13%
Small Business (2)	182	160	14%

Constrained Lifetime Value of Commissions Per Approved Member

(1)
Constrained lifetime value (“LTV”) of commissions per approved member represents commissions estimated to be collected over the estimated life of an approved member’s policy after applying constraints in accordance with our revenue recognition policy. The estimate is driven by multiple factors, including but not limited to, contracted commission rates, carrier mix, estimated average plan duration, the regulatory environment, and cancellations of insurance plans offered by health insurance carriers with which we have a relationship. These factors may result in varying values from period to period.

(2)	For small business, the amount represents the estimated commissions we expect to collect from the plan over the following twelve months. The estimate is driven by multiple factors, including but not limited to, contracted commission rates, carrier mix, estimated average plan duration, the regulatory environment, and cancellations of insurance plans offered by health insurance carriers with which we have a relationship and applied constraints. These factors may result in varying values from period to period.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
CONSTRAINTS ON LIFETIME VALUE
OF COMMISSIONS PER APPROVED MEMBER
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Medicare:
Medicare Advantage	7%	7%
Medicare Supplement	5%	5%
Medicare Part D	5%	5%
Individual and Family:
Non-Qualified Health Plans	15%	15%
Qualified Health Plans	4%	4%
Ancillaries:
Short-term	20%	10%
Dental	7%	10%
Vision	5%	10%
Other	10%	10%
Small Business	5%	—%

Constraints on Lifetime Value of Commissions Per Approved Member
Constraints are applied to derive LTV of commissions per approved member for revenue recognition in accordance with our revenue recognition policy. The constraints are applied to help ensure that commissions estimated to be collected over the estimated life of an approved member’s plan are recognized as revenue only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with future commissions receivable from the plan is subsequently resolved. We evaluate constraints on a quarterly basis for factors affecting our estimate of LTV of commissions per approved member and apply management judgment to determine the constraints based on current trends impacting our business.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
EXPENSE METRICS PER APPROVED MEMBER
(Unaudited)

	Three Months Ended March 31,		% Change
	2021	2020
Medicare:
Estimated customer care and enrollment ("CC&E") cost per approved Medicare Advantage ("MA")-equivalent approved member (1)	$278	$364	(24)%
Estimated variable marketing cost per MA-equivalent approved member (1)	353	349	1%
Total Medicare estimated cost per approved member	$631	$713	(12)%
Individual and Family Plan ("IFP"):
Estimated CC&E cost per IFP-equivalent approved member (2)	$63	$79	(20)%
Estimated variable marketing cost per IFP-equivalent approved member (2)	44	36	22%
Total IFP estimated cost per approved member	$107	$115	(7)%
_____________

(1)
MA-equivalent approved members is a derived metric with a Medicare Part D approved member being weighted at 25% of a Medicare Advantage member and a Medicare Supplement member based on their relative LTVs at the time of our adoption of Accounting Standards Codification 606 – Revenue from Contracts with Customers (“ASC 606”). We calculate the number of approved MA-equivalent members by adding the total number of approved Medicare Advantage and Medicare Supplement members and 25% of the total number of approved Medicare Part D members during the period presented.

(2)
IFP-equivalent approved members is a derived metric with a short-term approved member being weighted at 33% of a major medical individual and family health insurance plan member based on their relative LTVs at the time of our adoption of ASC 606. We calculate the number of approved IFP-equivalent members by adding the total number of approved qualified and non-qualified health plan members and 33% of the total number of short-term approved members during the period presented.

Expense Metrics Per Approved Member
Marketing initiatives are an important component of our strategy to increase revenue and are primarily designed to encourage consumers to complete an application for health insurance. Variable marketing cost represents direct costs incurred in member acquisition from our direct, marketing partners and online advertising channels. In addition, we incur customer care and enrollment expenses in assisting applicants during the enrollment process.

The numerator used to calculate each metric is the portion of the respective operating expenses for marketing and advertising and customer care and enrollment that is directly related to member acquisition for our sale of Medicare Advantage, Medicare Supplement and Medicare Part D prescription drug plans (collectively, the “Medicare Plans”) and for all IFP plans including individual and family plans and short-term health insurance (collectively, the “IFP Plans”), respectively. The denominator used to calculate each metric is based on a derived metric that represents the relative value of the new members acquired. For Medicare Plans, we call this derived metric Medicare Advantage (“MA”)-equivalent members, and for IFP Plans, we call this derived metric IFP-equivalent members. The calculations for MA-equivalent members and for IFP-equivalent members are based on the weighted number of approved members for Medicare Plans and IFP Plans during the period, with the number of approved members adjusted based on the relative LTV of the product they are purchasing. Since the LTV for any product fluctuates from period to period, the weight given to each product was determined based on their relative LTVs at the time of our adoption of ASC 606.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2021	2020
GAAP marketing and advertising expense	$50,874	$37,764
Stock-based compensation expense (1)	(2,485)	(1,730)
Non-GAAP marketing and advertising expense	$48,389	$36,034

GAAP customer care and enrollment expense	$34,162	$30,535
Stock-based compensation expense (1)	(469)	(662)
Non-GAAP customer care and enrollment expense	$33,693	$29,873

GAAP technology and content expense	$23,163	$15,740
Stock-based compensation expense (1)	(2,743)	(1,617)
Non-GAAP technology and content expense	$20,420	$14,123

GAAP general and administrative expense	$23,054	$19,653
Stock-based compensation expense (1)	(5,705)	(4,705)
Non-GAAP general and administrative expense	$17,349	$14,948

_______

(1)Non-GAAP expenses exclude the effect of expensing stock-based compensation related to stock options, restricted stock awards, performance-based and market-based equity awards, and employee stock purchase plan.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES(1)
(In thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2021	2020
GAAP net income (loss)	$(800)	$3,452
Stock-based compensation expense	11,402	8,714
Amortization of intangible assets	176	547
Restructuring charges	2,431	—
Tax effect of non-GAAP adjustments	(3,826)	(2,396)
Non-GAAP net income	$9,383	$10,317

GAAP net income per diluted share	$(0.03)	$0.13
Stock-based compensation expense	0.43	0.33
Amortization of intangible assets	0.01	0.02
Restructuring charges	0.09	—
Tax effect of non-GAAP adjustments	(0.14)	(0.09)
Non-GAAP net income per diluted share	$0.36	$0.39

GAAP net income (loss)	$(800)	$3,452
Stock-based compensation expense	11,402	8,714
Depreciation and amortization (2)	3,944	2,324
Amortization of intangible assets	176	547
Restructuring charges	2,431	—
Other income, net	(150)	(373)
Provision (benefit) for income taxes	308	(2,048)
Adjusted EBITDA (2)	$17,311	$12,616
_______

(1)    See Non-GAAP Financial Information section for definitions of our non-GAAP financial measures.
(2)    In the first quarter of 2021, we revised our calculation of the adjusted EBITDA to exclude amortization of capitalized software development costs. Amortization of capitalized software development costs were $2.8 million and $1.5 million for the first quarter of 2021 and 2020, respectively, which are included in depreciation and amortization. See Revised Adjusted EBITDA Reconciliation for additional information.

EHEALTH, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GUIDANCE (1)
(In millions, except per share amounts, unaudited)

	Year Ending December 31, 2021
	Low	High
GAAP net income	$42.0	$57.0
Stock-based compensation expense	39.0	37.0
Restructuring charges	2.1	2.1
Amortization of intangible assets	1.5	1.5
Tax effect of non-GAAP adjustments	(8.5)	(8.1)
Non-GAAP net income	$76.1	$89.5

GAAP net income per diluted share	$1.53	$2.08
Stock-based compensation expense	1.42	1.35
Restructuring charges	0.08	0.08
Amortization of intangible assets	0.05	0.05
Tax effect of non-GAAP adjustments	(0.31)	(0.30)
Non-GAAP net income per diluted share	$2.77	$3.26

GAAP net income	$42.0	$57.0
Stock-based compensation expense	39.0	37.0
Depreciation and amortization (2)	15.5	14.5
Restructuring charges	2.1	2.1
Amortization of intangible assets	1.5	1.5
Other income, net	(1.5)	(2.5)
Provision for income taxes	11.4	15.4
Adjusted EBITDA (2)	$110.0	$125.0
_______

(1)	See Non-GAAP Financial Information section for definitions of our non-GAAP financial measures.
(2)	In the first quarter of 2021, we revised our calculation of adjusted EBITDA to exclude the amortization of capitalized software development costs. Amortization of capitalized software development costs is included in depreciation and amortization. Refer to Revised Adjusted EBITDA Reconciliation for additional information.

EHEALTH, INC.
REVISED SEGMENT PROFIT SUMMARY
(In thousands, unaudited)

Fiscal Year 2020	Q1			Q2			Q3			Q4
	As Reported	Adj.	As Adjusted	As Reported	Adj.	As Adjusted	As Reported	Adj.	As Adjusted	As Reported	Adj.	As Adjusted
Medicare segment profit (loss) (1)	$21,960	$1,176	$23,136	$13,430	$1,566	$14,996	$(16,010)	$1,871	$(14,139)	$82,583	$2,211	$84,794
Individual, Family and Small Business segment profit (1)	2,603	325	2,928	2,570	168	2,738	18,286	201	18,487	15,924	238	16,162
Total segment profit	24,563	1,501	26,064	16,000	1,734	17,734	2,276	2,072	4,348	98,507	2,449	100,956
Corporate	(13,448)		(13,448)	(14,347)		(14,347)	(15,581)		(15,581)	(14,288)		(14,288)
Stock-based compensation expense	(8,714)		(8,714)	(6,676)		(6,676)	(6,332)		(6,332)	(3,450)		(3,450)
Depreciation and amortization (2)	(823)	(1,501)	(2,324)	(858)	(1,734)	(2,592)	(923)	(2,072)	(2,995)	(1,090)	(2,449)	(3,539)
Amortization of intangible assets	(547)		(547)	(373)		(373)	(287)		(287)	(286)		(286)
Other income (expense), net	373		373	452		452	(101)		(101)	(58)		(58)
Income (loss) before income taxes	$1,404	$—	$1,404	$(5,802)	$—	$(5,802)	$(20,948)	$—	$(20,948)	$79,335	$—	$79,335

REVISED ADJUSTED EBITDA RECONCILIATION
(In thousands, unaudited)

Fiscal Year 2020	Q1			Q2			Q3			Q4
	As Reported	Adj.	As Adjusted	As Reported	Adj.	As Adjusted	As Reported	Adj.	As Adjusted	As Reported	Adj.	As Adjusted
GAAP income (net loss)	$3,452		$3,452	$(3,370)		$(3,370)	$(14,505)		$(14,505)	$59,873		$59,873
Stock-based compensation expense	8,714		8,714	6,676		6,676	6,332		6,332	3,450		3,450
Depreciation and amortization (2)	823	1,501	2,324	858	1,734	2,592	923	2,072	2,995	1,090	2,449	3,539
Amortization of intangible assets	547		547	373		373	287		287	286		286
Other expenses (income), net	(373)		(373)	(452)		(452)	101		101	58		58
Provision for (benefit from) income taxes	(2,048)		(2,048)	(2,432)		(2,432)	(6,443)		(6,443)	19,462		19,462
Adjusted EBITDA (1)	$11,115	$1,501	$12,616	$1,653	$1,734	$3,387	$(13,305)	$2,072	$(11,233)	$84,219	$2,449	$86,668
_______
(1)During the first quarter of 2021, we revised the calculation of segment profit (loss) and adjusted EBITDA by excluding amortization of capitalized software development costs to enhance comparability of our financial metrics with peer companies.
(2)Depreciation and amortization have been adjusted to include amortization of capitalized software development costs.